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                                                                 EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1998

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FULL NAME OF SUBSIDIARY                              PLACE OF INCORPORATION
-----------------------                              ----------------------
CHARTER INDEMNITY COMPANY                            TEXAS, USA

FOLKSAMERICA HOLDING COMPANY, INC.                   NEW YORK, USA

FOLKSAMERICA REINSURANCE COMPANY                     NEW YORK, USA

FUND AMERICAN CASUALTY REINSURANCE, LTD.             ISLANDS OF BERMUDA

FUND AMERICAN ENTERPRISES, INC.                      DELAWARE, USA

SOURCE ONE MORTGAGE SERVICES
    CORPORATION and subsidiaries                     DELAWARE, USA

VALLEY INSURANCE COMPANY                             CALIFORNIA, USA

VALLEY NATIONAL INSURANCE COMPANY                    KANSAS, USA

VALLEY PROPERTY & CASUALTY INSURANCE COMPANY         OREGON, USA

WHITE MOUNTAINS HOLDINGS, INC.                       DELAWARE, USA

WHITE MOUNTAINS INSURANCE COMPANY                    NEW HAMPSHIRE, USA

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